                                                                   EXHIBIT (e).2


                         THE HARTFORD MUTUAL FUNDS, INC
                        HARTFORD-FORTIS SERIES FUND, INC.
                                SELLING AGREEMENT


As Principal Underwriter and exclusive Selling Agent for the shares of THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD-FORTIS SERIES FUND, INC. (hereinafter collectively referred to as the "Company") comprised of the separate series (to which additional series may be added by the Company from time to time) listed on the attached Appendix "A" and referred to collectively as the "Funds" or individually as the "Fund", HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY, INC. ("HIFSCO") understands that you, the undersigned dealer firm, are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and, on the basis of such understanding, invites you to become a member of the Selling Group to distribute shares of the Funds on the following terms.

1. REGULATION: You agree to comply with all applicable provisions of the Investment Company Act of 1940 (the " 1940 Act"), as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all the rules and regulations of the Securities and Exchange Commission, state securities ("blue sky") laws and the NASD. The NASD Rules of Fair Practice are incorporated herein as if set forth in full.

2. ORDERS: An order for shares of any Fund received from you will be confirmed only at the appropriate offering price applicable to that order, as described in the Company's then current Prospectus. The procedure relating to orders and the handling thereof will be subject to instructions released by us from time to time. Orders should be transmitted to our office or other offices authorized by us for this purpose. The broker/dealer or his customer may, however, mail a completed application with a check payable to the Fund directly to the Fund's shareholder servicing agent ("Transfer Agent") identified on Appendix "C" hereto, or by such other method as may be described in the Company's then current Prospectus. All orders are subject to acceptance at the Transfer Agent's office listed on Appendix C. HIFSCO as agent for the Funds reserves the right in our sole discretion to reject any order. The minimum initial investment for each Fund is set forth in the Company's then current Prospectus.

3. SUITABILITY AND MULTIPLE CLASSES OF SHARES: The Funds are offered in more than one class of shares in accordance with the Prospectus. Purchase of a class of shares is subject to our compliance standards. You are responsible for determining whether a Fund, and which class of the Fund's shares, is suitable for your client. Certain investors that are affiliated with us and with you (and their families) may have special purchase rights. Refer to the currently effective Prospectus for the Company.

4.       CONCESSIONS:

           (a) Any sales charges and dealers' concessions will be as set forth in the current Prospectus of the Company or the attached Appendix "B".

           (b) Where payment is due hereunder, HIFSCO agrees to send payment for dealers' concessions and payments made in accordance with a Fund's Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act, as amended, to your address as it appears on our records. You must notify us of address changes and promptly negotiate such payments. Any such payments that remain outstanding for 12 months shall be void and the obligation represented thereby shall be extinguished.

           (c) With respect to Class B shares of Funds which impose a Contingent Deferred Sales Charge ("CDSC"), HIFSCO agrees to compensate selling firms at a specified rate as disclosed in Appendix B on purchase payments only for those shares which are subject to a CDSC at the time of investment. You understand that any Class B CDSC deducted from redemption proceeds shall be the property of HIFSCO.

           (d) HIFSCO reserves the right to reclaim any commission payment from a broker/dealer if HIFSCO later determines a CDSC waiver applied at the time of investment.

           (e) HIFSCO reserves the right to modify all CDSC waivers at any time. HIFSCO will promptly notify each member of the Selling Group of any modification thereto.

           (f) You are responsible for applying the correct sales charge to your customers, as detailed in the current Prospectus.

5. REMITTANCE: Remittance by dealers should be made by check or wire, payable to the appropriate Fund (not to us) and sent to the Company's Transfer Agent. Payments must be received promptly pursuant NASD rules and regulations; otherwise the right is reserved, without notice, to cancel the sale. In such event you will be held responsible for any loss to the Fund, or to us, including the loss of profit resulting from your failure to make payment.

6. SELLING GROUP ACTIVITIES: In addition to purchasing shares of any Fund through us as Selling Agent, you will purchase such shares only from your customers, in which case you shall pay the applicable net asset value determined in accordance with the Company's then current Prospectus and Statement of Additional Information, less any applicable CDSC, if such Fund imposes a CDSC (including any Class A CDSC).

           (a) Shares of any Fund may be liquidated by sale thereof to such Fund or to us as Agent for such Fund at the applicable net asset value, less any applicable CDSC, determined in the manner described in the then current Prospectus and Statement of Additional Information of the Company. If delivery is not made within ten (10) days from the date of the transaction, the right is reserved, without notice, to cancel the transaction, in which event you will be held responsible for any loss to the Fund, or to us, including loss of profit resulting from your failure to make payment.

           (b) In no event shall you withhold placing orders so as to profit from such withholding by a change in the net asset value from that used in determining the price to your customer, or otherwise. You shall make no purchases except for the purpose of covering orders received by you and then such purchases must be made only at the applicable public offering price described in the Company's then current Prospectus (less your concession), provided, however, that the foregoing does not prevent the purchase of shares of a Fund by you for your own bona fide investment. All sales to your customers shall be at the applicable public offering prices determined in accordance with the Company's then current Prospectus.

7. SHAREHOLDER COMMUNICATION: You agree to furnish the following shareholder communications material to your customers after receipt from us of sufficient quantities to allow mailing thereof to all of your customers who are beneficial owners of any Fund's shares:

           (a) All proxy or information statements prepared for circulation to shareholders of record;

           (b) Annual reports;

           (c) Semi-annual reports; and

           (d) All updated prospectuses, supplements, and amendments thereto.

8. REFUND OF SALES CHARGE: If the shares of any Fund confirmed to you hereunder are repurchased by such Fund, or by us as Agent for such Fund, or are tendered for liquidation to such Fund, within seven (7) business days after such confirmation of your original order, then you shall forthwith repay to such Fund the full dealer concession allowed to you on the sale of such Fund shares. HIFSCO shall notify you of such repurchase or redemption within ten (10) days from the day on which the redemption order is delivered to us or to such Fund. Termination or cancellation of this Agreement will not relieve the parties from the requirements of this paragraph.

9. PROSPECTUS DELIVERY. You will provide each investor purchasing shares of any Fund through you with the current Prospectus prior to or at the time of purchase. You will provide any such investor who so requests with the applicable Statement of Additional Information.

10. STATEMENTS AND REPRESENTATIONS: No person is authorized to make any statements or representations relating to the shares of any Fund, except those contained in its then current Prospectus and Statement of Additional Information, which you agree to deliver to investors in accordance with applicable regulations, and in such information as HIFSCO may supply or authorize as Supplemental Information to such Prospectus and Statement of Additional Information (i.e., advertisements and sales literature) except that advertising, promotional and other written materials relating to the availability of Fund shares through you prepared by you and approved by the Company may include the names of particular Funds that are available to your customers or may indicate generally that you make available to your customers certain Funds distributed by HIFSCO and except as required by any applicable federal or state law, rule or regulation.

         You shall not allow unauthorized statements or information designated by us as "Not For Use With The Public" to be distributed directly or indirectly to an investor. You shall deliver to us for prior approval (such approval not to be unreasonably withheld) any Supplemental Information prepared by you for use with the public.

         In ordering shares of any Fund you shall rely solely and conclusively on the representations contained in its then current Prospectus, Statement of Additional Information, and Supplemental Information, if any, additional copies of which are and will be available on request. In no transaction shall you have any authority whatever to act as agent for any Fund, or for us, or for any other distributor. Nothing in this Agreement shall constitute either of us the agent of the other, or shall constitute you or any Fund the agent of the other.

11. STATUS AS A REGISTERED BROKER-DEALER: Each party to this Agreement hereby represents and warrants that it is duly registered as a broker-dealer under the Securities Exchange Act of 1934; that it is qualified to act as a broker-dealer in the states and jurisdictions where it transacts business; and that it is a member in good standing of the NASD.

12. ADDITIONAL REPRESENTATIONS AND WARRANTIES: HIFSCO represents and warrants that:

         (a) The Funds, the Prospectus and Statement of Additional Information, and all Supplemental Information distributed by us to you for distribution to the public will comply with all applicable state and federal laws, rules, and regulations; and

         (b) The Funds may legally be sold in every United States jurisdiction, unless you are notified to the contrary.

13. CROSS INDEMNIFICATION: Each party to this Agreement agrees to indemnify and hold the other party (the "non-breaching party") harmless against every loss, cost, damage or expense (including reasonable attorney's fees and expenses) incurred by the non-breaching party as a result of any breach by the other party of the terms of this Agreement or of any representation or warranty made by such party; provided the non-breaching party notifies the other party promptly after commencement of any action brought against it for which it may seek indemnity.

14. PRICING ERRORS: With respect to any pricing errors relating to transactions entered into by you on behalf of your customers, you agree to use your best efforts in cooperating with us to resolve and remedy such errors upon receipt of notice from us. HIFSCO will adjust transactions in accordance with procedures established by the Company and HIFSCO will notify you of such adjustments.

15. MODIFICATION AND TERMINATION: HIFSCO reserves the right, in its sole discretion and without notice to you or to any distributor, to suspend sales, to withdraw any offering, to change the offering prices, to modify any Appendix, Addendum or other attachment to this Agreement, or to modify or cancel this Agreement (including the provision for Plan payments pursuant to a Plan of Distribution described in Section
         4) which shall be construed in accordance with the laws of the State of Connecticut. You may terminate this Agreement at any time upon thirty (30) days written notice. HIFSCO may terminate this Agreement for failure to comply with its terms immediately upon mailing notice to you. This Agreement will automatically terminate without notice if you are expelled or suspended from the NASD.

16. INVESTORS ACCOUNT INSTRUCTIONS: If any investor's account is established without the investor signing the application form, you represent that the instructions relating to the registration (including the investor's tax identification number) and selected options furnished to the Fund (whether on the application form, in some other document, or orally) are in accordance with the investor's instructions, and you agree to indemnify the Fund, its Transfer Agent, and us for any loss or liability resulting from acting upon such instructions. HIFSCO agrees to hold harmless and indemnify you for any loss or liability arising out of our negligence in processing such instructions.

17. LIABILITY: Nothing contained herein shall be deemed to protect you against any liability to us, the Company or the Company's shareholders to which you would otherwise be subject by reason of negligence, willful misfeasance, or bad faith in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

18. PROTECTED INFORMATION: Each party agrees to use and disclose Protected Information, as defined below, only to carry out the purposes for which it was disclosed to them, and will not use or disclose Protected Information where prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Protected Information" means any information not available to the public and collected by either party about our customers and claimants in connection with a financial transaction or service, including, but not limited to, financial information that identifies an individual personally, credit history, income, financial benefits, policy or claim information. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

19. ACCEPTANCE OF TERMS: If the foregoing completely expresses the terms of the Agreement between us, please so signify by executing, in the space provided, the annexed duplicate of this Agreement and return it to us, retaining the original copy for your own files. This Agreement shall become effective upon the earliest of our receipt of a signed copy hereof or the first order placed by you for any of the Funds' shares after the date below, which order shall constitute acceptance of this Agreement. This Agreement shall supersede all prior Selling Group Agreements relating to the shares of any of the Funds. All amendments to this Agreement, including any changes made pursuant to any Appendix, shall take effect as of the date of the first order placed by you for any of the Fund's shares after the date set forth in the notice of amendment sent to you by HIFSCO.


HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY, INC.

By:
       ---------------------------------------------------

Name:  David N. Levenson
       ---------------------------------------------------

Title: Senior Vice President
       ---------------------------------------------------

Date:
       ---------------------------------------------------


Please execute this Selling Agreement as indicated below and return it to us at the address set forth above.


       ---------------------------------------------------
       (Dealer's Name)

       ---------------------------------------------------
       (Street Address)

       ---------------------------------------------------
       (City)                (State)            (Zip Code)

       -----------------------------      ----------------------
       (Telephone No.)                         (Facsimile No.)


By:    ---------------------------------------------------
       (Authorized Signature)

       ---------------------------------------------------
       (Name and Title)



[ ] Please indicate if you intend to execute a Networking Agreement to allow use of the National Securities Clearing Corporation system.

[ ]  Please indicate if you intend to execute an Account Aggregation Agreement.

                                   APPENDIX A

The following series of The Hartford Mutual Funds, Inc. are subject to this
Agreement:

                     The Hartford Global Communications Fund
                   The Hartford Global Financial Services Fund
                         The Hartford Global Health Fund
                       The Hartford Global Technology Fund
                  The Hartford International Small Company Fund
              The Hartford International Capital Appreciation Fund
                  The Hartford International Opportunities Fund
                        The Hartford Global Leaders Fund
                         The Hartford Small Company Fund
                     The Hartford Capital Appreciation Fund
                            The Hartford MidCap Fund
                         The Hartford MidCap Value Fund
                             The Hartford Focus Fund
                             The Hartford Stock Fund
                             The Hartford Value Fund
                       The Hartford Growth and Income Fund
                      The Hartford Dividend and Growth Fund
                           The Hartford Advisers Fund
                          The Hartford High Yield Fund
                     The Hartford Bond Income Strategy Fund
                         The Hartford Money Market Fund

The following series of Hartford-Fortis Series Fund, Inc. are also subject to this Agreement:


                        The Hartford SmallCap Growth Fund
                (Formerly Fortis Capital Appreciation Portfolio)

                      The Hartford Value Opportunities Fund
                          (Formerly Fortis Value Fund)

                            The Hartford Growth Fund
                         (Formerly Fortis Capital Fund)

                     The Hartford Growth Opportunities Fund
                          (Formerly Fortis Growth Fund)

                  The Hartford U.S. Government Securities Fund
                (Formerly Fortis U.S. Government Securities Fund

                          Fortis Strategic Income Fund

                       The Hartford Tax-Free National Fund
                  (Formerly Fortis Tax-Free National Portfolio)

                      The Hartford Tax-Free Minnesota Fund
                 (Formerly Fortis Tax-Free Minnesota Portfolio)

                                   APPENDIX B

SERIES OF THE HARTFORD MUTUAL FUNDS, INC.:

                                 CLASS A SHARES

All funds except for The Hartford Bond Income Strategy Fund will pay the following concessions:

Amount of Sale                      Sales Charge              Dealer Concession
-------------------------------------------------------------------------------
Less than $50,000                   5.50%                              4.75%
$50,000-$99,999                     4.50%                              4.00%
$100,000-$249,999                   3.50%                              3.00%
$250,000-$499,999                   2.50%                              2.00%
$500,000-$999,999                   2.00%                              1.75%
Over $1 million                     0.00%                                *

1% on first $2.5 million, 0.50% on next $2.5 million, and 0.25% thereafter

The Hartford Bond Income Strategy Fund pays the following concessions:

Amount of Sale                      Sales Charge              Dealer Concession
-------------------------------------------------------------------------------
Less than $50,000                   4.50%                              3.75%
$50,000-$99,999                     4.00%                              3.50%
$100,000-$249,999                   3.50%                              3.00%
$250,000-$499,999                   2.50%                              2.00%
$500,000-$999,999                   2.00%                              1.75%
Over $1 million                     0.00%                                *

1% on first $2.5 million, 0.50% on next $2.5 million, and 0.25% thereafter

The Hartford Money Market Fund pays no up front concession on Class share sales

TRAIL: 30 basis points beginning immediately for all Class A Shares


                                 CLASS B SHARES

The compensation payable for sales of Class B shares of all Funds is as follows:

3.75% of the purchase payment plus an additional 0.25% of the purchase payment according to the Distribution and Service Plan adopted for Class B shares.

The compensation payment described above is only for Class B shares subject to a contingent deferred sales charge at the time of investment.

                              APPENDIX B CONTINUED


                                 CLASS C SHARES


Compensation payable on all sales of all Funds is as follows:

                                 Contingent Deferred                                 Dealer
Sales Charge                         Sales Charge                                  Concession
------------                     --------------------                           ------------------
1% up front                         1% for 12 months                            2% up front
                                     after the sale                             1% trail beginning
                                                                                in the 13th month


SERIES OF HARTFORD-FORTIS SERIES FUND, INC.:

Compensation is payable on these funds as described in the current prospectus.






                                   APPENDIX C

                                 TRANSFER AGENT



                    HARTFORD ADMINISTRATIVE SERVICES COMPANY



                              500 BIELENBERG DRIVE
                               WOODBURY, MN 55125

                  ADDENDUM TO THE MUTUAL FUND SELLING AGREEMENT

In addition to the terms and conditions set forth in the Mutual Fund Selling Agreement, the parties agree to the following:

As a dealer, broker, registered investment adviser or third party administrator or consultant that has entered into the attached Mutual Fund Selling Agreement, no sales charge is imposed on sales of shares of the Funds to your clients who purchase shares through you, provided these sales occur as part of a program commonly known as a "wrap program."


HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY, INC. ("HIFSCO")

By:
       ---------------------------------------------------

Name:  David N. Levenson
       ---------------------------------------------------

Title: Senior  Vice President
       ---------------------------------------------------

Date:
       ---------------------------------------------------


BROKER-DEALER

By:
       ---------------------------------------------------

Name:
       ---------------------------------------------------

Title:
       ---------------------------------------------------

Date:
       ---------------------------------------------------